As filed with the Securities and Exchange Commission on March 19, 1998
                           Registration No. 333-
=============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D. C. 20549
                          ------------------------
                                  Form S-3
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ASHLAND INC.
           (Exact name of Registrant as specified in its charter)

           Kentucky                                          61-0122250
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

         1000 Ashland Drive, Russell, Kentucky 41169 (606) 329-3333 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                          THOMAS L. FEAZELL, Esq.
            Senior Vice President, General Counsel and Secretary
                                Ashland Inc.
                             1000 Ashland Drive
                          Russell, Kentucky 41169
                               (606) 329-3333
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)

                                 Copies to:
                            SUSAN WEBSTER, Esq.
                          Cravath, Swaine & Moore
                             825 Eighth Avenue
                          New York, New York 10019
                               (212) 474-1000

      Approximate date of commencement of proposed sale to the public:
   From time to time after the Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ___
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.___
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

                          ------------------------
                       CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
                                                                              Proposed
          Title of                                                             Maximum
         Securities                  Amount          Proposed Maximum         Aggregate            Amount of
            to be                     to be           Offering Price          Offering           Registration
         Registered                Registered          Per Share (1)          Price (1)               Fee
----------------------------------------------------------------------------------------------------------------
Common Stock
(par value $1.00 per share)
and Rights attached thereto          482,575             $56.4375            $27,235,327           $8,034.42
----------------------------------------------------------------------------------------------------------------

 (1) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) on the basis of the average of the high and low reported sale prices of the Registrant's Common Stock on the New York Stock Exchange, Inc. Composite Tape on March 13, 1998.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


==============================================================================

LEGEND INFORMATION


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH
THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL
OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF
THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE
WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE
SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED MARCH 19, 1998

-----------------------------------------------------------------------------
                            P R O S P E C T U S
-----------------------------------------------------------------------------

                               482,575 Shares

                                ASHLAND INC.

                                COMMON STOCK

                        (par value $1.00 per share)
                             -----------------

         The Prospectus relates to 482,575 shares (the "Shares") of common stock, par value $1.00 per share (the "Common Stock"), of Ashland Inc. ("Ashland" or the "Company"), which may be offered by Bernard A. Li, individually and as trustee of The Li Family Trust, Charles W. Hill and Walter S. Arnold (collectively, the "Selling Shareholders") from time to time. See "Selling Shareholders." The Company will not receive any of the proceeds from the sale of such shares. See "Use of Proceeds."
                             -----------------

         The Common Stock is listed on the New York Stock Exchange (the "NYSE") and the Chicago Stock Exchange (the "CHX"). The last reported sale price of the Common Stock on the NYSE on March 18, 1998 was $56.4375 per share. See "Common Stock Price Range and Dividends."
                             -----------------

         The Shares will be sold either directly by the Selling Shareholders or through underwriters, brokers, dealers or agents. At the time any particular offer of Shares is made, if and to the extent required, a supplement to this Prospectus (a "Prospectus Supplement") will set forth the specific number of Shares offered, the offering price and the other terms of the offering, including the names of any underwriters, brokers, dealers or agents involved in the offering and the compensation, if any, of such underwriters, brokers, dealers or agents. Any statement contained in this Prospectus will be deemed to be modified or superseded by any inconsistent statement contained in any Prospectus Supplement delivered herewith.

         Unless this Prospectus is accompanied by a Prospectus Supplement stating otherwise, offers and sales may be made pursuant to this Prospectus only in ordinary broker's transactions made on the NYSE or CHX in transactions involving ordinary and customary brokerage commissions.

         The Company will bear all expenses incurred in connection with offers and sales of the Shares pursuant to this Prospectus, except the Selling Shareholders will pay any underwriting discounts and commissions incurred in connection therewith.
                             -----------------

         As used in this Prospectus, the term "Common Stock" includes Rights to Purchase Series A Participating Cumulative Preferred Stock, the description and terms of which are set forth in a Rights Agreement dated May 15, 1996. See "Description of Common Stock - Preferred Stock Purchase Rights."

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                 THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is March ____, 1998

                           AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room
   1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. In addition, copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and The Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605. The Company files such material with the Commission electronically. The Commission maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is: http://www.sec.gov.

         The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and exhibits thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and related exhibits and to documents filed with the Commission. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities and regional offices referred to above.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following  documents,  filed with the  Commission  pursuant to
   Section 13 or 15(d) of the Exchange Act (File No. 1-2918), are hereby incorporated by reference into this Prospectus:

             (i) Ashland's Annual Report on Form 10-K for the fiscal year ended September 30, 1997;

            (ii) Ashland's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997;

           (iii)  Ashland's  Current  Report on Form 8-K dated December 12,
1997;

            (iv) Ashland's Current Report on Form 8-K dated January 1, 1998 as amended by a Form 8-K/A filed on March 17, 1998;

            (v) the description of Ashland's Common Stock, par value $1.00 per share, set forth in the Registration Statement on Form 10, as amended in its entirety by the Form 8 filed with the Commission on May 1, 1983 ("Registration Statement on Form 10, as amended"); and

            (vi) the description of Ashland's Rights to Purchase Series A Participating Cumulative Preferred Stock, set forth in the Registration Statement on Form 8-A dated May 16, 1996.

        All  documents  filed by Ashland  with the  Commission  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE SECRETARY, ASHLAND INC., P.O. BOX 391, ASHLAND, KENTUCKY 41114 (TELEPHONE: (606) 329-3333).

                                THE COMPANY

         Ashland's  businesses  are grouped  into five  industry  segments:
Chemical, Valvoline, APAC, Refining and Marketing, and Coal.

         Ashland Chemical distributes industrial chemicals, solvents, thermoplastics and resins, and fiberglass materials, and manufactures and sells a wide variety of specialty chemicals and certain petrochemicals. Valvoline is a marketer of branded, packaged motor oil and automotive chemicals, antifreeze, filters, rust preventives, coolants and automotive appearance products. In addition, Valvoline is engaged in the "fast oil change" business through outlets operating under the Valvoline Instant Oil Change(R) and Valvoline Rapid Oil Change(R) names.

         APAC performs contract construction work, including highway paving and repair, excavation and grading, and bridge construction, and produces asphaltic and ready-mix concrete, crushed stone and other aggregate, concrete block and certain specialized construction materials in the southern and midwestern United States.

         Effective January 1, 1998, Ashland and Marathon Oil Company completed a transaction to form Marathon Ashland Petroleum LLC ("MAP"), which combined major portions of the supply, refining, marketing and transportation operations of the two companies. Marathon has a 62% interest in MAP and Ashland holds a 38% interest. MAP operates seven refineries with a total refining capacity of 930,000 barrels per day. Refined products are distributed through a retail network of 5,400 independent and company owned outlets in 20 Midwest and Southern states. Ashland will account for its investment in MAP using the equity method of accounting. However, since the transaction did not close until January 1, 1998, Ashland continued to report its 100% ownership interest in the Ashland Petroleum and SuperAmerica divisions (Ashland's Refining and Marketing segment) on a consolidated basis in its financial statements for the quarter ended December 31, 1997.

         Ashland's coal operations are conducted by Arch Coal, Inc., which is 55% owned by Ashland and is publicly traded, and which produces and markets bituminous coal in Central Appalachia, the Illinois Basin and the Hanna Basin in Wyoming for sale to domestic and foreign electric utility and industrial customers.

         Ashland is a Kentucky corporation, organized on October 22, 1936, with its principal executive offices located at 1000 Ashland Drive, Russell, Kentucky 41169 (Mailing Address: P.O. Box 391, Ashland, Kentucky 41114) (Telephone: (606) 329-3333).

                              USE OF PROCEEDS

         All of the shares of Common Stock which are the subject of this Prospectus are being sold by the Selling Shareholders. The Company will not receive any of the proceeds from the sale of such shares.

                            SELLING SHAREHOLDERS

         On February 2, 1998, Ashland acquired from the Selling Shareholders all of the issued and outstanding shares of common stock of EGL-1, Inc. ("EGL-1"), a California corporation, pursuant to a merger of an Ashland subsidiary with and into EGL-1. The purchase price was $25,400,154 paid in 482,575 shares of Common Stock which are offered hereby. EGL-1 is based in Carlsbad, California and is a leading marketer in the wheel cleaner, metal polish, leather care and premium wax/polish segments. EGL-1 will operate as part of The Valvoline Company, a division of Ashland.

         The number of shares offered for sale are as follows: Bernard A. Li, individually and as trustee of The Li Family Trust, 361,932 shares; Charles W. Hill, 48,257 shares; and Walter S. Arnold, 72,386 shares. The shares offered for sale as described in the preceding sentence constitute all the shares of Common Stock of Ashland owned by each of the Selling Shareholders. No Selling Shareholder owns more than 1% of the outstanding shares of Common Stock. Except for the transaction in which the Selling Shareholder acquired his, her or its Common Stock, no Selling Shareholder has had a material relationship with Ashland within the past three years.

         The maximum number of shares proposed to be sold by the Selling Shareholders is the number of shares owned by them as of the date hereof.

                            PLAN OF DISTRIBUTION

         The Selling Shareholders or their respective distributees, pledgees, donees, transferees or other successors in interest may offer Shares from time to time depending on market conditions and other factors, in one or more transactions on the NYSE or CHX or other national securities exchanges on which the Shares are traded, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The Shares may be offered in any manner permitted by law, including through underwriters, brokers, dealers or agents, and directly to one or more purchasers. Sales of Shares may involve
(i) sales to underwriters who will acquire Shares for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at time of sale, (ii) block transactions in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (iii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account, (iv) an exchange distribution in accordance with the rules of any such exchange and (v) ordinary brokerage transactions and transactions in which a broker solicits purchasers. Brokers and dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or purchasers of Shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Shareholders and any broker or dealer that participates in the distribution of Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by a broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act. In the event any Selling Shareholder engages an underwriter in connection with the sale of the Shares, to the extent required, a Prospectus Supplement will be distributed, which will set forth the number of Shares being offered and the terms of the offering, including the names of the underwriters, any discounts, commissions and other items constituting compensation to underwriters, dealers or agents, the public offering price and any discounts, commissions or concessions allowed or reallowed or paid by underwriters to dealers.

         Pursuant to the Registration Rights Agreement dated as of February 2, 1998 (the "Registration Rights Agreement"), by and between the Company and the Selling Shareholders, the Company will pay all registration expenses in connection with all registrations of the Shares upon the written request of any Selling Shareholder, and such Selling Shareholder will pay all underwriting discounts and commissions, if any, relating to the sale or disposition of such Selling Shareholder's Shares. The Company and the Selling Shareholders have agreed to indemnify each other against certain civil liabilities, including certain liabilities under the Securities Act.

                        DESCRIPTION OF COMMON STOCK

   Common Stock

         The authorized stock of the Company consists of 300,000,000 shares of Common Stock, and 30,000,000 shares of Preferred Stock, issuable in series. On March 1, 1998, there were 75,818,312 shares of Common Stock issued and outstanding. In addition, 500,000 shares of Preferred Stock designated as Series A Participating Cumulative Preferred Stock are reserved for issuance upon exercise of rights issued pursuant to the Rights

Agreement dated as of May 15, 1996. An aggregate of 13,823,354 additional shares of Common Stock are reserved for issuance under the Company's various stock and compensation incentive plans.

         The holders of Common Stock are entitled to receive dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders and have cumulative voting rights. Under cumulative voting, a shareholder may multiply the number of shares owned by the number of directors to be elected and cast this total number of votes for any one nominee or distribute the total number of votes, in any proportion, among as many nominees as the shareholder desires. Holders of Common Stock are entitled to receive, upon any liquidation of the Company, all remaining assets available for distribution to shareholders after satisfaction of the Company's liabilities and the preferential rights of any Preferred Stock that may then be issued and outstanding. The outstanding shares of Common Stock are fully paid and nonassessable. The holders of Common Stock have no preemptive, conversion or redemption rights. The Transfer Agent and Registrar of Ashland's Common Stock is Harris Trust and Savings Bank, Chicago, Illinois.

         The foregoing information does not purport to be a complete summary of the terms and provisions of the Common Stock and is qualified in its entirety by reference to the description of the Common Stock contained in the Company's Registration Statement on Form 10, as amended, incorporated by reference into this Prospectus, and the Company's Second Restated Articles of Incorporation, as amended (the "Articles").

Preferred Stock Purchase Rights

         The Board of Directors has authorized the distribution of one Right (a "Right") for each outstanding share of Common Stock. Each Right entitles the holder thereof to buy one-one thousandth (1/1000th) of a share of Series A Participating Cumulative Preferred Stock at a price of $140.

         The Rights will become exercisable upon the earlier of (a) such time as the Company learns that a person or group has acquired, or obtained the right to acquire, beneficial ownership of more than 15% of the outstanding Common Stock of the Company ("Acquiring Person"), unless provisions intended to prevent accidental triggering apply, and (b) such date, if any, as may be designated by the Board of Directors of the Company following the commencement of, or first public disclosure of an intention to commence, a tender or exchange offer for outstanding Common Stock. Each Right (other than those held by the acquiror) will entitle its holder to purchase, at the Right's exercise price, shares of Common Stock having a market value of twice the Right's exercise price. Additionally, if the Company is acquired in a merger or other business combination, each Right (other than those held by the surviving or acquiring company) will entitle its holder to purchase, at the Right's exercise price, shares of the acquiring company's common stock (or stock of the Company if it is the surviving corporation) having a market value of twice the Right's exercise price. Each one-one thousandth of a share of Series A Participating Cumulative Preferred Stock will be entitled to dividends and to vote on an equivalent basis with one share of Common Stock.

         Rights may be redeemed at the option of the Board of Directors for $.01 per Right at any time before the earlier of such time as there is an Acquiring Person or the tenth anniversary of the date of the plan. The Board of Directors may amend the Rights at any time without shareholder approval. The Rights will expire by their terms on May 15, 2006.

Certain Provisions of Ashland's Articles

         In the event of a proposed merger, tender offer, proxy contest or other attempt to gain control of Ashland not approved by the Board of Directors, it would be possible, subject to any limitations imposed by applicable law, the Articles and the applicable rules of the stock exchanges upon which the Common Stock is listed, for the Board of Directors to authorize the issuance of one or more series of preferred stock with voting rights or other rights and preferences which would impede the success of the proposed merger, tender offer, proxy contest or other attempt to gain control of Ashland. The consent of the holders of Common Stock would not be required for any such issuance of preferred stock.

         The Articles incorporate in substance certain provisions of the Kentucky Business Corporation Act to require approval of the holders of a least 80% of Ashland's voting stock, plus two-thirds of the voting stock other than voting stock owned by a 10% shareholder, as a condition to mergers and certain other business combinations involving Ashland and such 10% shareholder unless (a) the transaction is approved by a majority of the continuing directors (as defined) of Ashland or (b) certain minimum price and procedural requirements are met. In addition, the Kentucky Business Corporation Act includes a standstill provision which precludes a business combination from occurring with a 10% shareholder, notwithstanding any vote of shareholders or price paid, for a period of five years after the date such 10% shareholder becomes a 10% shareholder, unless a majority of the independent directors (as defined) of Ashland approves such combination before the date such shareholder becomes a 10% shareholder.

         The Articles also provide that (i) the Board of Directors is classified into three classes, (ii) a director may be removed from office without "cause" (as defined) only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock of Ashland, (iii) the Board of Directors may adopt By-laws concerning the conduct of, and matters considered at, meetings of shareholders, including special meetings, (iv) Ashland's By-laws and certain provisions of the Articles may be amended only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock of Ashland; and (v) the By-laws may be adopted or amended by the Board of Directors, subject to amendment or repeal only by affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock of Ashland.

                               LEGAL MATTERS

         Certain legal matters in connection with the Common Stock offered hereby will be passed upon for the Company by Thomas L. Feazell, Esq., Senior Vice President, General Counsel and Secretary of the Company. Mr. Feazell owns beneficially 127,394 shares of Common Stock.

                                  EXPERTS

         The consolidated financial statements and schedule of the Company appearing or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended September 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

   Item 14.  Other Expenses of Issuance and Distribution.

         The expenses in connection  with the issuance and  distribution of
   the  Common  Stock  being   registered,   other  than  any  underwriting
   discounts, concessions or commissions, are:

            Filing Fee for Registration Statement............. $     8,034.42
            Legal Fees and Expenses...........................      10,000.00
            Accounting Fees and Expenses......................      15,000.00
            Stock Exchange Listing Fees.......................      17,250.00
            Miscellaneous.....................................       3,000.00
                                                                 ------------
            Total.............................................     $53,284.42
                                                                   ==========

         All of the above amounts, other than the SEC filing fee, are estimates only. All of the above expenses will be paid by the Company. The Selling Shareholders will pay their own underwriting discounts, concessions and commissions.

   Item 15.  Indemnification of Directors and Officers.

         Sections   271B.8-500   through  580  of  the  Kentucky   Business
   Corporation Act contain detailed provisions for indemnification of directors and officers of Kentucky corporations against judgments, penalties, fines, settlements and reasonable expenses in connection with litigation. Under Kentucky law, the provisions of a company's articles and by-laws may govern the indemnification of officers and directors in lieu of the indemnification provided for by statute. The Registrant has elected to indemnify its officers and directors pursuant to the Articles, its By-laws, as amended, and by contract rather than to have such indemnification governed by the statutory provisions.

         Article  X of the  Registrant's  Articles  permits,  but  does not require, the Registrant to indemnify its directors, officers and employees to the fullest extent permitted by law. The Registrant's By-laws require indemnification of officers and employees of the Registrant and its subsidiaries under certain circumstances. The Registrant has entered into indemnification contracts with each of its directors that require indemnification to the fullest extent permitted by law, subject to certain exceptions and limitations.

         The Registrant has purchased insurance which insures (subject to certain terms and conditions, exclusions and deductibles) the Registrant against certain costs which it might be required to pay by way of indemnification to its directors or officers under its Articles or By-laws, indemnification agreements or otherwise and protects individual directors and officers from certain losses for which they might not be indemnified by the Registrant. In addition, the Registrant has purchased insurance which provides liability coverage (subject to certain terms and conditions, exclusions and deductibles) for amounts which the Registrant, or the fiduciaries under its employee benefit plans, which may include its directors, officers and employees, might be required to pay as a result of a breach of fiduciary duty.

   Item 16.  Exhibits.

         The  following  Exhibits  are  filed as part of this  Registration
Statement:

     Exhibit Number                Description of Exhibit

         2.1 Agreement of Merger and Plan of Reorganization between the Company and the Selling Shareholders.

         3.1 Second Restated Articles of Incorporation of Ashland, as amended to January 30, 1998 (incorporated by reference to Exhibit 3 to Ashland's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997 (File No. 1-2918)).

         3.2 By-laws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to Ashland's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996 (File No. 1-2918)).

         4.1 Rights Agreement dated as of May 16, 1996, between the Company and Harris Trust and Savings Bank (incorporated by reference to Exhibit 4(a) of Ashland's Form 8-A filed with the Commission on May 16, 1996).

         4.2 Registration Rights Agreement between the Company and the Selling Shareholders.

         5          Opinion of Thomas L. Feazell, Esq.

         23.1       Consent of Ernst & Young LLP.

         23.2       Consent of Thomas L. Feazell, Esq. (included as part of
                    Exhibit 5).

         23.3       Consent of Price Waterhouse LLP.

         24         Power of Attorney,  including  resolutions of the Board
                    of Directors.
   --------------------

   Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
   Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in the registration statement;

            (ii) to reflect in the  prospectus  any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Russell and Commonwealth of Kentucky on March 19, 1998.

                                            ASHLAND INC.



                                    By:     /s/   Thomas  L. Feazell
                                        ------------------------------------
                                            Thomas L. Feazell
                                            Senior Vice President,
                                            General Counsel
                                            and Secretary

        Pursuant  to  the   requirements   of  the  Securities   Act,  this
   Registration Statement has been signed below by the following persons in the capacities indicated on March 19, 1998.

              Signature                                  Title

         Paul W.  Chellgren*                 Chairman  of the Board  and
----------------------------------           Chief  Executive Officer


         J. Marvin Quin*                     Senior Vice President and
----------------------------------           Chief Financial Officer


         Kenneth L. Aulen*                   Administrative Vice President,
----------------------------------           Controller and Principal
                                             Accounting Officer


         Samuel C. Butler*                   Director
----------------------------------


         Frank C. Carlucci*                  Director
----------------------------------


         James B. Farley*                    Director
----------------------------------


         Mannie L. Jackson*                  Director
----------------------------------


         Patrick F. Noonan*                  Director
----------------------------------


         Jane C. Pfeiffer*                   Director
----------------------------------


         Michael D. Rose*                    Director
----------------------------------


         William L. Rouse, Jr.*              Director
----------------------------------



  *  By:     /s/ Thomas L. Feazell
         ----------------------------------
             Thomas L. Feazell
             Attorney-in-fact

   March 19, 1998

        * Original powers of attorney authorizing Paul W. Chellgren, Thomas
  L.  Feazell,  and  David  L.  Hausrath  and  each of  them,  to sign  the
  Registration Statement and amendments thereto on behalf of the above-mentioned directors and officers of the Registrant have been filed with the Commission as Exhibit 24 to this Registration Statement.

                               EXHIBIT INDEX



       Exhibit
         No.                     Description

         2.1 Agreement of Merger and Plan of Reorganization between the Company and the Selling Shareholders.

         3.1 Second Restated Articles of Incorporation of Ashland, as amended to January 30, 1998 (incorporated by reference to Exhibit 3 to Ashland's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997 (File No. 1-2918)).

         3.2 By-laws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to Ashland's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996 (File No. 1-2918)).

         4.1 Rights Agreement dated as of May 16, 1996, between the Company and Harris Trust and Savings Bank (incorporated by reference to Exhibit 4(a) of Ashland's Form 8-A filed with the Commission on May 16, 1996).

         4.2 Registration Rights Agreement between the Company and the Selling Shareholders.

         5          Opinion of Thomas L. Feazell, Esq.

         23.1       Consent of Ernst & Young LLP.

         23.2       Consent of Thomas L. Feazell, Esq. (included as part of
                    Exhibit 5).

         23.3       Consent of Price Waterhouse LLP.

         24         Power  of  Attorney,  including  resolutions  of the
                    Board of Directors.
  --------------------